Exhibit 5.1

555 CALIFORNIA STREET, 12TH FLOOR   SAN FRANCISCO, CA 94104
TEL  415.875.2300   FAX   415.281.1350   WWW.FENWICK.COM
July 14, 2020
Accel Entertainment, Inc.
140 Tower Drive
Burr Ridge, Illinois 60527
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-4 filed by Accel Entertainment, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on July 14, 2020 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 1,833,293 shares of Class A-1 Common Stock, par value $0.0001 per share of the Company (the “Class A-1 Common Stock”) issuable pursuant to an offer of the Company to exchange outstanding warrants of the Company (the “Accel Warrants”) for 0.250 shares of Class A-1 Common Stock for each such warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”)”), as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).
In connection with our opinion expressed below we have examined originals or copies of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Warrant Agreement, dated as of June 27, 2017, by and between the Company and Continental Stock Transfer & Trust Company, the Accel Warrants, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Class A-1 Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the Shares of Class A-1 Common Stock issuable in respect of the Accel Warrants tendered and exchanged pursuant to the Offer.
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.
Based upon the foregoing, we are of the opinion that the up to 1,833,293 shares of Class A-1 Common Stock that may be issued by the Company pursuant to the Offer, when issued and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board, will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance of the shares of Class A-1 Common Stock to be issued to holders of Accel Warrants that tender such warrants in the Offer pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

Fenwick & West LLP

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